UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUVEEN GLOBAL VALUE OPPORTUNITIES FUND

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	TO BE APPLIED FOR
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Share of beneficial interest $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134437.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are common shares of beneficial interest, $0.01 par value per share of Nuveen Global Value Opportunities Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares” in the prospectus included in an amendment to the Registrant’s registration statement on Form N-2 and under the heading “Description of Shares” in the statement of additional information included therein, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on May 24, 2006 (Registration Nos. 333-134437 and 811-21903, respectively), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 22, 2006

NUVEEN GLOBAL VALUE OPPORTUNITIES FUND

By:	/s/ Jessica R. Droeger
Name:	Jessica R. Droeger
Title:	Vice President and Secretary

2